Exhibit 99.1

Unilife Corporation Announces Financial Results

For Fiscal Year 2014 First Quarter

York, PA (November 11, 2013) Unilife Corporation (“Unilife” or “Company”) (NASDAQ:UNIS; ASX: UNS), a developer and supplier of injectable drug delivery systems, today announced its financial results for the quarter ended September 30, 2013, (the first quarter of Fiscal Year 2014).

Recent Highlights

•	In September 2013, Unilife announced the signing of a long-term supply contract with Sanofi. Unilife has agreed to supply Sanofi with the Unifill Finesse™, a customized device from its Unifill® platform of prefilled syringes with automatic, needle retraction, for use with the anti-thrombotic therapy Lovenox®/Clexane®. The contract period can extend up to 2024. In October 2013, Unilife received the first $5 million payment from Sanofi under the commercial supply agreement. Revenue from this payment has not yet been recognized, and was recorded as deferred revenue in the September 30, 2013 balance sheet.

•	Earlier today, Unilife announced another cornerstone agreement with MedImmune, the global biologics research and development arm of AstraZeneca, to customize and supply devices from its platform of wearable injectors. Under this agreement, Unilife will supply MedImmune with customized devices from its platform of ReadyToGo™ wearable injectors. Several drug candidates from MedImmune’s portfolio may be selected for use with Unilife’s wearable injectors under the agreement. Unilife begins generating revenue starting in Q1 FY14 on the basis of customization and supply of its products to MedImmune.

•	Unilife continues to accelerate the expansion of its customer base, and has multiple customers in its commercial pipeline. Information regarding each customer partnership will be announced when it can be disclosed.

Mr. Alan Shortall, CEO of Unilife, commented: “As I have said all along, fiscal year 2014 is the inflection point for Unilife when we begin to show rapidly increasing revenue. As such, we reported revenue of $3.2 million in the first quarter of Fiscal Year 2014, which is an increase of 360% over the same quarter in the prior year. Although the comparison is against a small base, it is significant in that it shows the inflection point in our revenue. From here, I expect the slope to be significant.

“As we continue to increase our investment in R&D and operations, which is increasingly offset by our revenue, we are also narrowing our operating loss. As such, we have reported a 10% decrease in operating loss for the first quarter compared with the prior year period. The loss per share has narrowed by 25% to $0.12, compared with the prior year period. I anticipate sequential quarterly growth in Fiscal Year 2014, as well as significant annual growth this fiscal year and beyond.

“We are focused on rapid and significant growth in the long-term. To accomplish this, we will continue to increase our investment in R&D and operations, much of which will be offset by our increasing revenue. I am pleased with the results we are getting from our investment in these areas. A look at the breadth and quality of our product portfolio on our website shows how far we have come over the last two or three years. Although we can be cash flow positive this year, if we wanted to do so, it is not in the best long term interest of our shareholders. This is because limiting our investment in R&D today can dampen the growth we anticipate in 2017 and beyond,” Mr. Shortall concluded.

Financial Results for Three Months Ended September 30, 2013

Revenue for the three months ended September 30, 2013, was $3.2 million compared to $0.7 million for the same period in 2012.

The Company’s net loss for the three months ended September 30, 2013, was $11.2 million, or $0.12 per share, compared to a net loss of $12.5 million, or $0.16 per share, for the same period in 2012. Adjusted net loss for the three months ended September 30, 2013, was $7.1 million, or $0.08 per share, compared to $9.1 million, or $0.12 per share, for the same period in 2012. Adjusted net loss excludes non-cash share-based compensation expense, depreciation and amortization and interest expense.

Unilife reported $9.4 million of total cash and cash equivalents, including $2.0 million in restricted cash as of September 30, 2013. This does not reflect the first $5 million payment from Sanofi under the commercial supply agreement, which was received in October 2013.

Conference Call Information

Management has scheduled a conference call for 4:30 p.m. U.S. EST on Monday, November 11, 2013, (Tuesday, November 12, 2013 at 6:30 a.m. AEDT), to review the Company’s financial results, customer partnerships and future outlook. The conference call and accompanying slide presentation will be broadcast over the Internet as a “live” listen-only Webcast. An archive of the presentation and webcast will be available for 30 days after the call. To listen, please go to: http://ir.unilife.com/events.cfm.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife’s broad portfolio of proprietary technologies includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors, ocular delivery systems and novel systems. Each of these innovative and highly differentiated platforms can be customized to address specific customer, drug and patient requirements. Unilife’s global headquarters and state-of-the-art manufacturing facilities are located in York, PA. For more information, please visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide reconciliation to the most directly comparable GAAP measure. The presentation of adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization and interest expense.

Management believes the presentation of adjusted net income (loss) and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached table.

General: UNIS-G

Investor Contacts (US):	Analyst Enquiries	Investor Contacts (Australia)

Todd Fromer / Garth Russell	Lynn Pieper	Jeff Carter

KCSA Strategic Communications	Westwicke Partners	Unilife Corporation

P: + 1 212-682-6300	P: + 1 415-202-5678	P: + 61 2 8346 6500

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	September 30, 2013	June 30, 2013
	(in thousands, except share data)
Assets
Current Assets:
Cash and cash equivalents	$7,416	$5,736
Restricted cash	1,966	2,400
Accounts receivable	5,059	654
Inventories	72	71
Prepaid expenses and other current assets	284	409

Total current assets	14,797	9,270
Property, plant and equipment, net	45,724	46,106
Goodwill	11,712	11,498
Intangible assets, net	23	23
Other assets	1,162	1,504

Total assets	$73,418	$68,401

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,909	$3,428
Accrued expenses	3,720	2,444
Current portion of long-term debt	2,719	3,826
Deferred revenue	115	3,010

Total current liabilities	8,463	12,708
Long-term debt, less current portion	19,752	20,045
Deferred revenue	5,050	50

Total liabilities	33,265	32,803

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of September 30, 2013; none issued or outstanding as of September 30, 2013 and June 30, 2013	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of September 30, 2013; 100,520,211 and 95,602,558 shares issued, and 100,491,541 and 95,573,888 shares outstanding as of September 30, 2013 and June 30, 2013, respectively	1,005	956
Additional paid-in-capital	283,646	268,157
Accumulated deficit	(247,076)	(235,832)
Accumulated other comprehensive income	2,718	2,457
Treasury stock, at cost, 28,670 shares as of September 30, 2013 and June 30, 2013, respectively	(140)	(140)

Total stockholders’ equity	40,153	35,598

Total liabilities and stockholders’ equity	$73,418	$68,401

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,
	2013	2012
	(in thousands, except per share data)
Revenue	$3,187	$692
Cost of product sales	—	59

Gross profit	3,187	633

Operating expenses:
Research and development	6,399	4,738
Selling, general and administrative	6,520	6,577
Depreciation and amortization	1,042	1,223

Total operating expenses	13,961	12,538

Operating loss	(10,774)	(11,905)
Interest expense	480	616
Interest income	(6)	(24)
Other expense, net	(4)	—

Net loss	(11,244)	(12,497)

Net loss per share:
Basic and diluted net loss per share	$(0.12)	$(0.16)

UNILIFE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Measure

(unaudited)

	Three Months Ended September 30,
	2013	2012
	(in thousands, except per share data)
Net loss	$(11,244)	$(12,497)
Share-based compensation expense	2,636	1,555
Depreciation and amortization	1,042	1,223
Interest expense	480	616

Adjusted net loss	$(7,086)	$(9,103)

Adjusted net loss per share – diluted	$(0.08)	$(0.12)